UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 6, 2014 (June 4, 2014)
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 200
	Foothill Ranch, California	92610-2831
	(Address of Principal Executive Offices)	(Zip Code)

(949) 614-1740
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2014, the board of directors of Kaiser Aluminum Corporation (the “Company”) appointed Peter S. Bunin as Executive Vice President - Strategy; Keith A. Harvey as Executive Vice President - Fabricated Products; and Jason D. Walsh as Vice President - Financial Planning and Analysis.

Mr. Bunin, 58, joined the Company in 1996 and served as our Senior Vice President - Operations since June 2012. He previously served as Vice President and General Manager - Operations from April 2009 to June 2012; Vice President and General Manager - Heat Treat Products from January 2007 to April 2009; and Vice President and General Manager - Aerospace and General Engineering Products from July 2005 to January 2007. Prior to joining the Company, Mr. Bunin held senior management positions with Ampco Metals and Outokumpu Copper. Mr. Bunin holds a Master of Business Administration degree from the Harvard University Graduate School of Business and a Bachelor of Science degree in mechanical engineering from the Massachusetts Institute of Technology.

Mr. Harvey, 54, served as the Company's Senior Vice President - Sales & Marketing, Aerospace & General Engineering since June 2012. He previously served as Vice President - Sales & Marketing, Aerospace & General Engineering Products from 2000 to June 2012. He joined the Company in 1981 as an industrial engineer at the Company's rolling mill in West Virginia. He subsequently held increasingly responsible positions in engineering and sales at several locations of the Company and was named a vice president in 1994. He holds a Bachelor of Science degree in Industrial Engineering from West Virginia University.

Mr. Walsh, 34, joined the Company in September 2006 and has served as our Vice President - Financial Planning and Analysis since April 2012. He previously served as the Company's Director - Financial Planning and Analysis from August 2009 to March 2012; Group Controller - Common Alloy Products from January 2008 to August 2009; and Manager - Financial Planning and Analysis from September 2006 to January 2008. Prior to joining the Company, Mr. Walsh held a series of progressively responsible positions in manufacturing operations with Caterpillar Inc. He holds a Master of Business Administration degree in Finance from the University of Chicago and a Bachelor of Science degree in Mechanical Engineering from the University of Illinois at Urbana-Champaign.

In connection with the assumption of additional responsibilities by Messrs. Bunin and Harvey, the board of directors approved the issuance, effective June 4, 2014, of 25,000 shares of restricted stock to each of Messrs. Bunin and Harvey. The restrictions on 100% of the shares of restricted stock granted to Messrs. Bunin and Harvey will lapse on June 4, 2019 or earlier if their employment terminates as a result of death or disability, their employment is terminated by the Company without cause, or in the event of a change in control of the Company.

The grants of restricted stock were made pursuant to the Company's Amended and Restated 2006 Equity and Performance Incentive Plan (the “Equity Plan”). A copy of the Equity Plan is filed as Exhibit 10.7 to the Quarterly Report on Form 10-Q, filed by the Company on April 24, 2013. The form of Restricted Stock Award Agreement used to evidence the above-referenced grants of restricted stock made to to Messrs. Bunin and Harvey is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 4, 2014, the Company held its 2014 Annual Meeting of Stockholders. Below are the matters that were voted upon at the meeting and the final voting results as reported by our inspector of elections.

(1)	Election of Directors - The stockholders elected three Class II directors, each for a term expiring at the Company's 2017 Annual Meeting of Stockholders. The voting results were as follows:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Carolyn Bartholomew	16,026,955	82,907	803,077
Jack A. Hockema	15,633,762	476,100	803,077
Lauralee E. Martin	16,084,649	25,213	803,077
Brett E. Wilcox	16,077,793	32,069	803,077

The other directors with terms continuing after the 2014 Annual Meeting of Stockholders are David Foster, Teresa A. Hopp, William F. Murdy, Alfred E. Osborne, Jack Quinn and Thomas M. Van Leeuwen.

(2)	Advisory Vote on Executive Compensation - The stockholders approved, on an advisory, non-binding basis, the compensation of the Company's named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
15,541,392	511,398	57,072	803,077

(3)
Ratification of the Selection of Independent Registered Public Accounting Firm - The stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for 2014. The voting results were as follows:

For	Against	Abstain
16,735,920	172,649	4,370

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
10.1	2014 Form of Restricted Stock Award Agreement.
99.1	Press release dated June 4, 2014.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)

By:	/s/ Cherrie I. Tsai
Cherrie I. Tsai Assistant General Counsel and Corporate Secretary
Date: June 6, 2014